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                                                                    Exhibit 10.1

                                    AGREEMENT
                                    ---------

This agreement is effective May 1, 1998 and is by and between Gliatech R&D, Inc., an Ohio corporation, having offices at 23420 Commerce Park Road, Cleveland, Ohio 44122, (hereinafter "Gliatech"), and __________________, a corporation, having offices at ____________________, _________ __________,
_________(hereinafter "Manufacturers Representative").

WHEREAS, Gliatech markets and sells a medical device, ADCON(R)-L Anti-Adhesion Barrier Gel (hereinafter, "Product") to the medical trade; and

WHEREAS, Manufacturers' Representative promotes and sells products, including medical devices such as instruments, implants and supplies, to the medical trade; and

WHEREAS, Gliatech desires to appoint Manufacturers Representative as an independent representative for the promoting sales of the Product manufactured and distributed by Gliatech, and Manufacturer's Representative desires to be an appointed independent representative for promoting sales of the Product;

NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

1.       APPOINTMENT OF MANUFACTURER'S REPRESENTATIVE
         --------------------------------------------

         Gliatech hereby appoints and Manufacturer's Representative hereby accepts the appointment as the exclusive, independent representative of Gliatech for the promotion of sales of Product for the territory designated. Manufacturer's Representative shall not sell or solicit sales of products or otherwise represent companies selling or otherwise distributing products competitive to Gliatech's products without prior written approval from Gliatech. Gliatech shall have the sole right to make the determination of those products which are competitive to Gliatech's products. Subject to the terms of this Agreement, Distributor is free to engage in any other activities it wishes.

2.       TERRITORY
         ---------

         The territory specified hereunder within which the Manufacturer's Representative shall solicit sales of Products shall be the geographical area shown in Appendix 2 attached hereto (hereinafter "Territory").

3.       MANUFACTURER'S REPRESENTATIVE'S DUTIES AND OBLIGATIONS
         ------------------------------------------------------


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         A.       Manufacturer's Representative shall promote the Product and solicit orders for sales of the Product within the Territory. Promotional activity shall include but not be limited to Product display advertising and promotion at medical doctor or hospital meetings and exhibitions such as conventions and trade shows, state or regional medical or hospital meetings. Manufacturer's Representative shall appoint employee sales representatives (either hereinafter "Sales Representatives") to assist in the promotion and sale of the Product. The Sales Representative shall be the sole responsibility of Manufacturer's Representative which shall ensure the filing of all appropriate business registrations, and compliance with the requirements of tax withholding and reporting occasioned by the engagement of such Sales Representatives and compliance by such Sales Representatives with all obligations of Manufacturer's Representative hereunder.

         B. Manufacturers' Representative shall be responsible for assuring its Sales Representatives are thoroughly trained to promote and sell the Product consistent with the training guidelines provided by Gliatech.

         C. Manufacturers' Representative receives compensation for services performed as a commission on the sale of Product in the Territory and not on any other basis.

         D. In order to comply with applicable law and in order to protect Gliatech from claims and liabilities, Manufacturer's Representative's communications and representations to customers shall be true, accurate, complete and consistent with the labeling of the Product. Manufacturer's Representative shall in no circumstances modify, repackage, adulterate, misbrand, alter or add labels to or remove labels from any of the Product.

         E. All advertising and all participation by Manufacturer's Representative in public exhibitions, relating to the Product and the use of Gliatech's name and trademarks, shall be subject to prior written consent of Gliatech, which consent shall not be unreasonably withheld.

         F. Manufacturer's Representative's sales quota for the year of 1998 is as stated in Appendix 1 attached hereto. Manufacturer's Representative shall receive its proposed sales quota for any subsequent year no later than December 1. Achievement of the annual and quarterly sales quotas is a material obligation of this Agreement.

         G. Except as otherwise agreed, Manufacturer's Representative shall be responsible for providing its own equipment, offices, working facilities, and such other facilities and services as may be required at its own expense. Manufacturers' Representative shall maintain an inventory of


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                  demonstration equipment, and deliverable Product (hereinafter
                  "Inventory") to promote and solicit orders for Product. Manufacturer's Representative shall be responsible for the risk of loss or damage of such Inventory owned by Gliatech whether or not held at Manufacturer's Representative's business location. Upon termination of this Agreement, Inventory shall be returned to Gliatech.

         H. Manufacturer's Representative shall submit an annual comprehensive Business Plan and quarterly update reports.

         I. The Manufacturers' Representative's principal owner and officer executing this agreement shall be personally, as an individual, liable to see that such corporation meets all of the Manufacturers' Representative's obligations herein.

         J. Manufacturers' Representative shall not make any representation or statement, written or otherwise, concerning prices, terms of delivery, terms of payment or conditions of sale except and to the extent that the same is specifically authorized by Gliatech. Manufacturers' Representative shall have no right or authority to make any price guarantees, offer or agree to any discounts and/or accept any orders on Gliatech's behalf or return any products to Gliatech without prior written authorization by Gliatech.

4.       GLIATECH DUTIES AND OBLIGATIONS
         -------------------------------

         A. Gliatech shall sell the Product on orders solicited by Manufacturer's Representative in accordance with published price lists in effect. Gliatech may accept or refuse any order for the Product and will not be bound by any order until it is finally accepted by Gliatech. Gliatech shall not be liable for any loss or damage caused by non-acceptance of orders or delays in making shipments.

         B. Gliatech shall pay a commission to Manufacturer's Representative on orders solicited within and delivered to the Territory according to the schedule attached as Appendix 3 (which may be from time to time amended). Commissions shall be deemed earned by Manufacturer's Representative upon invoicing of Product sales by Gliatech to customers. Commissions earned by Manufacturer's Representative shall be computed on the net amount of the invoices rendered (less credit memos) in accordance with published price lists for each order or part of an order, exclusive of all freight and transportation costs (including insurance), normal and recurring bona fide trade discounts having Gliatech's prior approval and any applicable sales or similar taxes.

                  Commissions earned by the Manufacturers' Representative shall be due and payable on or before the 25th day of the month immediately following


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                  the month during which the product sale is recorded and
                  invoiced by Gliatech.

         C. Gliatech shall forward to Manufacturer's Representative those inquiries for the Product which are reasonably identifiable as having been generated through the advertising or sales promotion efforts of Manufacturer's Representative or any of the Manufacturer's Representative's Sales Representatives.

         D. Subject to reasonable charges as determined by Gliatech, Gliatech shall supply Manufacturer's Representative with reasonable quantities of descriptive literature, promotional materials and catalogs describing and listing the Product.

         E. Gliatech shall indemnify Manufacturer's Representative, its employees and Sales Representatives against any and all third party claims and demands for losses, damages and injuries, including legal expenses and attorneys fees, arising out of any claim of a defect in the manufacture or design of a Product or written representation or omission in Gliatech's promotional literature concerning the Product. This indemnity shall not extend to any malfeasance or nonfeasance of Manufacturer's Representative, its employees or Sales Representatives in connection with any acts related to the Manufacturer's Representative's activity hereunder. Except as otherwise expressly provided, Manufacturer's Representative is liable for all its own expenses and all claims made against it.

         F. Gliatech shall make a good faith effort to collect monies owed on invoices from orders solicited by Manufacturer's Representative and shall provide Manufacturer's Representative with a monthly statement of past due accounts in the Territory. In the event that Gliatech has not received payment from any customer account upon which a commission was paid within one hundred twenty (120) days from the date on which any payment was due, Gliatech reserves the right to charge back to the Manufacturers' Representative the full amount of the commission paid on such sale. Upon eventual payment of the outstanding monies, Gliatech will pay the original commission amount.

5.       CONFIDENTIALITY, IMPROVEMENTS, PATENTS AND TRADEMARKS
         -----------------------------------------------------

         A. Manufacturer's Representative shall take all reasonable steps to do those things reasonably necessary to ensure that confidential information relating to the Product and to the technology and business of Gliatech is not disclosed or made use of outside the business of Manufacturer's Representative and Gliatech; provided, however, that the foregoing shall


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                  not apply to information (a) which be can shown to be in
                  writing and known to Manufacturer's Representative prior to disclosure by Gliatech; (b) which is or becomes public knowledge through no fault of Manufacturer's Representative; or (c) which is disclosed to Manufacturer's Representative by a third party with the lawful right to make such disclosure. Manufacturers' Representative's obligation of confidentiality shall survive the termination of this Agreement for three years until and unless such confidential information shall have become, through no fault of the Manufacturers' Representative, generally in the public domain.

         B. Gliatech hereby grants Manufacturer's Representative a royalty-free right to use Gliatech's trademarks and identification on and in connection with the solicitation of orders for the Product during the term of this Agreement. It is the obligation of the Manufacturers' Representative to notify Gliatech of any infringement of its trademarks and identification. Manufacturer's Representative shall discontinue the use of all such trademarks upon the termination of this Agreement. All goodwill generated hereunder in the use of such trademarks shall accrue to the benefit of Gliatech. The Manufacturer's Representative hereby disclaims any rights in Gliatech's trademarks and identification other than the aforementioned license.

6.       TERMS AND TERMINATION
         ---------------------

         A. This Agreement shall continue in full force and effect beginning on May 1, 1998 and continuing through December 31, 1999. This Agreement shall thereafter be renewable for additional yearly periods.

         B. Gliatech shall have the right to terminate this Manufacturers' Representative if the sales quota as determined by Gliatech and specified in Appendix 1 is not achieved. In this case, Gliatech will provide Manufacturers' Representative 30 days notice to termination.

         C. Gliatech shall have the right to terminate this Manufacturers' Representative upon notice of Manufacturers' Representative's
                  (i) commission or suffering of any act of bankruptcy or insolvency, (ii) failing to cure any material breach in the provisions of this agreement within thirty (30) days after written notice of such breach, (iii) conviction in any court of a felony under applicable city, state, or federal laws.

         D. If this agreement shall terminate for any reason whatsoever, the Manufacturers' Representative shall be entitled to receive commissions as determined in accordance with the above provisions with respect to orders solicited prior to the effective date of such termination, regardless of when


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                  such orders were accepted by Gliatech (provided such orders can be demonstrated to be orders that were solicited prior to the effective date of such termination) and regardless of when such shipments are made and invoices rendered. Goods returned according to Gliatech's Customer Returns Policy shall be charged against Manufacturers' Representative commission payable. Ninety days (90) after termination of this agreement, the commission account shall be closed and all proceeds over the uncollected accounts receivable shall be paid to the Manufacturers' Representative.

7.       FORCE MAJEURE
         -------------

         Obligations of either party to perform under this Agreement shall be excused and, in Manufacturer's Representative's case, sales quotas addressed in paragraph 3 F and 6 B will be reduced proportionately during such period of delay caused by matters such as strikes, shortages of power or raw materials, government orders, or Acts of God, which are reasonably beyond the control of the party obligated to perform.

8.       NOTICES
         -------

         Any notice required by this Agreement shall be deemed sufficient if sent by certified mail, postage prepaid, to the party to be notified at the address set forth below, until a different address is supplied in writing.

         A.       In the case of Gliatech, such notice shall be sent to:

                            Gliatech Inc.
                            23420 Commerce Park Road
                            Cleveland, Ohio 44122
                            Attn: Thomas O. Oesterling, Ph.D.

         In the case of Manufacturer's Representative, such notice shall be sent to:

                            ____ _________ ______________
                            _____________________________
                            _____________________________
                            __________ __________ _______

9.       ENTIRE AGREEMENT
         ----------------

         This document and the incorporated references represent the entire agreement between the parties hereto, and supersede all prior agreements regardless of their terms or cancellation provisions, and this Agreement shall be modified only by a written agreement signed by Gliatech and the Manufacturer's Representative.


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10.      APPLICABLE LAW
         --------------

         This Agreement shall be governed by the laws of the State of Ohio as applicable to contracts made and to be performed in that state.

11.      ASSIGNABILITY
         -------------

         This agreement shall not be assigned either by the parties or by operation of law without prior written consent of the other party; however, in the case of Gliatech, Gliatech may, without obtaining the consent of the Manufacturer's Representative, assign its rights and obligations under this Agreement to any corporation with which Gliatech may merge or consolidate or to which Gliatech may transfer substantially all of its assets.







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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the 1st day of Month, Year.


GLIATECH INC.                               __________________________________




By:                                         By:
   -----------------------------------         --------------------------------


       Thomas O. Oesterling, Ph.D.          _________________ _________________
       President and Chief Executive        ___________________________________


Date:                                       Date:
     ---------------------------------           ------------------------------










Appendices:
1.     Products/1998-1990 Sales Quota
2.     Territory
3.     Commission Schedule




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                                   APPENDIX 1


ADCON(R)-L Sales Quota for _________________________

                     Units
1998            Q3    Q3
                      --
                Q4    Q4
                      --
Agreed upon this day
                               (Date)




-------------------------------------------
(Signature of Manufacturer's Representative)



* 1999 Quotas to be established by mutual agreement no later than December 1, 1998.




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                                   APPENDIX 2


Territory designation for :  _____________________

                          By zip code               ______
                                                    ______
                                                    ______
                                                    ______
                                                    ______
                                                    ______
                                                    ______
                                                    ______


Agreed upon this day
                               (Date)




--------------------------------------------
(Signature of Manufacturer's Representative)




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                                   APPENDIX 3


                               COMMISSION SCHEDULE

                 ADCON(R)-L-__% of net invoice price to hospital











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